EXHIBIT 10.16

                                December 1, 2000


Kellstrom Industries, Inc.
1100 International Parkway
Sunrise, Florida 33323

Gentlemen:

         Reference is made to that certain Equipment Lease Agreement dated December 1, 2000 (the "Equipment Lease"), among Kellstrom Industries, Inc. ("Kellstrom"), Aviation Sales Company ("AVS") and Aviation Sales Distribution Services Company ("ASDSC"). Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Equipment Lease.

         Pursuant to the terms of the Equipment Lease, ASDSC has agreed to lease to Kellstrom the Equipment for an initial period of twelve (12) months. In connection therewith and in addition to the agreements contained in the Equipment Lease, both Kellstrom and ASDSC have agreed to enter into this letter agreement ("Letter Agreement") to memorialize certain rights and options to extend the term of the Equipment Lease and to purchase and sell the Equipment, all pursuant to the provisions contained herein. Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Kellstrom and ASDSC hereby agree as follows:

         1. Notwithstanding anything to the contrary contained in the Equipment Lease, Kellstrom and ASDSC shall have the following rights and options (each, an "Option," and collectively, the "Options"):

                  (a) On the Termination Date (as the Termination Date may be extended pursuant to this Letter Agreement, as set forth below), and for a period of sixty (60) days thereafter, ASDSC shall have the right and option to require Kellstrom to purchase the Equipment from ASDSC at a price equal to the Net Book Value for the Equipment being purchased (the "Purchase Price"); and

                  (b)      At any time during the Term and for a period of sixty
                           (60) days after the expiration or earlier termination of the Term (also as may be extended), Kellstrom shall have the right and option to require ASDSC to sell the Equipment at a price equal to the Purchase Price.

         For purposes of computing the time in which either party may exercise the Option (but not for any other purposes under the Equipment Lease), the Termination Date shall not be deemed to have occurred until both
         (i) the Termination Date has
         occurred in accordance with the Equipment Lease, as modified hereby, and (ii) the earlier of the Closing, or twenty (20) days after either party hereto has notified the other party in accordance with Section 15 of the Equipment Lease that the Termination Date (as modified) has occurred.

         2. In the event that either party desires to exercise its Option, such party (the "Obligating Party") shall notify the other party (the "Obligated Party") in accordance with Section 15 of the Equipment Lease of its exercise of its Option (an "Exercise Notice"). Following such notice, the Obligated Party shall complete the purchase and sale of the Equipment (the "Closing") within fifteen (15) days after the date of receipt of the Exercise Notice (the "Closing Date"), or as soon as practicable thereafter, but not later than thirty (30) days after receipt of such notice. The Closing shall take place at the office of Kellstrom's counsel in Fort Lauderdale, Florida. Notwithstanding the exercise of the Option, Kellstrom shall be obligated to continue making the applicable rental payments to ASDSC under the Equipment Lease until the Closing.

         3.       At the Closing:

                  (a) ASDSC shall provide an appropriate bill of sale delivering title to the Equipment, and shall represent and warrant to Kellstrom that ASDSC has good and marketable title to the Equipment free and clear of any liens, with full power to sell the Equipment, and that the Equipment being purchased, taken as a whole, is in good operating condition, normal wear and tear excepted and any deterioration in the condition of the Equipment while in Kellstrom's possession under the Equipment Lease excepted; provided, however, the representations contained in such bill of sale shall not survive beyond the survival of the representations of ASDSC with respect to conveyed assets contained in the Asset Purchase Agreement, as defined in the Equipment Lease.

                  (b) Kellstrom shall pay to ASDSC the Purchase Price in cash or other immediately available funds.

         4. The parties hereby agree as follows with respect to the extension of the Termination Date:

                  (a) The term of the Equipment Lease may be extended by Kellstrom for up to six-one month periods in the event and for so long as Kellstrom does not have sufficient Availability (as defined in the Senior Loan Agreement, hereafter defined) under the terms of the Senior Loan Agreement to permit the purchase of the Equipment in accordance with this Letter Agreement.

                  (b) For purposes hereof, the term "Senior Loan Agreement" means that certain Amended and Restated Loan and Security Agreement dated as of December 14, 1998 among Kellstrom and certain subsidiaries of Kellstrom, as borrowers, and Bank of America, N.A., certain other lenders and other parties thereto, as amended through the date hereof.

                  (c) In the event Kellstrom desires to extend the Equipment Lease beyond the initial twelve (12) month term contained therein, Kellstrom may do so for one month at a time upon providing notice to ASDSC at least five (5) days prior to what would otherwise be the Termination Date, along with a schedule certified by the Chief Financial Officer of Kellstrom setting forth the Availability of Kellstrom under the Senior Loan Agreement.

                  (d) During each month after the initial twelve (12) month Term in which the Equipment Lease continues, Kellstrom agrees to pay to ASDSC Rent equal to one and one-quarter percent (1-1/4%) of the Net Book Value of the Equipment, subject to adjustment in accordance with subsection 4(h) if applicable and any other adjustment provision of the Equipment Lease.

                  (e) If Kellstrom shall purchase the Equipment pursuant to this Letter Agreement, then Kellstrom shall not be required to return the Equipment to ASDSC as provided in Section 12 of the Equipment Lease.

                  (f) If Kellstrom shall elect to purchase the Equipment from ASDSC pursuant to this Letter Agreement, then, notwithstanding the provisions of the Equipment Lease to the contrary, following the Termination Date, the Equipment Lease shall not be considered terminated and all provisions of the Equipment Lease shall remain in full force and effect until the Equipment has been purchased pursuant to this Letter Agreement and all payments due under the Equipment Lease (other than Rent accruing after the date of such purchase) have been received in full by ASDSC.

                  (g) Upon the occurrence of an event of default under the Equipment Lease by Lessee, Lessor may at its option trigger the Option under this Letter Agreement.

                  (h) In the event that Kellstrom exercises the Option for a portion of the Equipment as provided in Section 1(b) of this Letter Agreement (and thus the Equipment Lease remains in effect for the remainder of the Equipment), Net Book Value for all of the Equipment shall be reduced by the Net Book Value for the Equipment so purchased, thus resulting in reduced Rent for the remaining Equipment.

                  (i) The definition of the word "Term" contained in the Equipment Lease shall take into consideration any of the six-one month extensions that are utilized in accordance with this Letter Agreement.

         5. This Letter Agreement is subject to the same Governing Law provisions as is contained in Section 20 of the Equipment Lease. Upon the breach by either party of the terms of this Letter Agreement, the non-breaching party, at its option, may proceed by appropriate court action or action either at law or in equity to enforce performance by the other party of the applicable covenants and terms of this Letter Agreement or to recover from the applicable party any and all damages (but not consequential damages) or expenses, including reasonable attorneys' fees, which such party shall have sustained by reason of the defaulting party in any covenant or covenants of this letter agreement or on account of such party's enforcement of its remedies hereunder.

         ASDSC may collaterally assign any or all of its rights under this Letter Agreement to and for the benefit of (i) its senior revolving credit lenders and their agent (collectively, "Senior Lenders"), and (ii) the holder of the Supplemental Term Loan Note (as defined in the Senior Lenders' Credit Agreement) and its agent; provided that no such assignment shall release ASDSC from its obligations hereunder or create any obligation on the part of the Senior Lenders or the holder of the Supplemental Term Loan Note in respect hereof.

                  (Remainder of Page Intentionally Left Blank)

         Please confirm your acknowledgment, agreement and acceptance of the foregoing by signing where indicated below.

                                                   AVIATION SALES DISTRIBUTION
                                                   SERVICES COMPANY


                                                   By: /s/ Benito Quevedo
                                                      ------------------------
                                                      Benito Quevedo, President

                                                   AVIATION SALES  COMPANY


                                                   By: /s/ Benito Quevedo
                                                      ------------------------

                                                   Name: Benito Quevedo
                                                      ------------------------

                                                   Title: President
                                                      ------------------------

Acknowledged, Agreed and Accepted:

KELLSTROM INDUSTRIES, INC.


By: /s/ Zivi R. Nedivi
   --------------------------------------
    Zivi R. Nedivi
    President and Chief Executive Officer